STOCK PURCHASE AGREEMENT


                                  by and among


                             JACO ELECTRONICS, INC.

                                       and

                           All of the Stockholders of

                           INTERFACE ELECTRONICS CORP.


                                As of May 4, 2000






                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE IPURCHASE AND SALE OF THE SHARES..........................................................................2
                  1.1      Purchase and Sale of Shares............................................................2
                  1.2      Purchase Price.........................................................................2
                  1.3      Payment of Purchase Price for Shares...................................................3
                  1.4      Recovery From General Holdback and Set-Off.............................................5
                  1.5      Hart-Scott-Rodino Act..................................................................5

ARTICLE IIPURCHASE PRICE ADJUSTMENT...............................................................................6
                  2.1      Purchase Price Adjustment..............................................................6

ARTICLE IIIREPRESENTATIONS AND WARRANTIESOF THE SELLERS...........................................................7
                  3.1      Ownership of Shares and Execution of Agreement.........................................7
                  3.2      Organization and Good Standing.........................................................8
                  3.3      Capitalization.........................................................................8
                  3.4      Subsidiaries...........................................................................8
                  3.5      Financial Statements...................................................................9
                  3.6      No Undisclosed Liabilities.............................................................9
                  3.7      No Material Adverse Change.............................................................9
                  3.8      Tax...................................................................................10
                  3.9      Intellectual Property.................................................................12
                  3.10     Real Property; Leases of Real Property................................................12
                  3.11     Personal Property.....................................................................13
                  3.12     Permits; Compliance with Laws.........................................................13
                  3.13     Insurance.............................................................................13
                  3.14     Contracts.............................................................................13
                  3.15     Litigation............................................................................14
                  3.16     Restrictions..........................................................................14
                  3.17     Labor Disputes........................................................................14
                  3.18     Minute Books..........................................................................15
                  3.19     Consents..............................................................................15
                  3.20     Related Party Transactions and Interests..............................................15
                  3.21     Employee Benefits.....................................................................15
                  3.22     Employees.............................................................................18
                  3.23     Banks.................................................................................18
                  3.24     No Misrepresentation..................................................................18
                  3.25     Environment, Health, and Safety Matters...............................................19
                  3.26     Investment Company/Government Regulations.............................................19
                  3.27     Product Warranties....................................................................19
                  3.28     No Loss of Business...................................................................19


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                  3.29     Adverse Contracts.....................................................................20
                  3.30     Software..............................................................................20
                  3.31     Year 2000 Compliance..................................................................21
                  3.32     Accounts and Notes Receivable.........................................................21
                  3.33     ISG Business..........................................................................22

ARTICLE IVREPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................22
                  4.1      Organization and Good Standing........................................................22
                  4.2      Restrictions..........................................................................22
                  4.3      No Lawsuits...........................................................................22
                  4.4      Execution and Effect of Agreement.....................................................22
                  4.5      No Misrepresentation..................................................................22
                  4.6      Purchase for Investment...............................................................23
                  4.7      Approvals.............................................................................23
                  4.8      Bank Loan.............................................................................23

ARTICLE VCONFIDENTIALITY; PUBLICITY..............................................................................23
                  5.1      Confidentiality.......................................................................23
                  5.2      Publicity.............................................................................24

ARTICLE VICOVENANTS OF THE SELLERS...............................................................................24
                  6.1      Representations and Warranties........................................................24
                  6.2      Updating Schedules, Access to Documents, Opportunity to Ask  Questions         24
                  6.3      Maintenance of Insurance..............................................................25
                  6.4      Conduct of Business...................................................................25
                  6.5      Dallas Semiconductor Consent; Other Consents and Conditions Precedent.................25
                  6.6      No Other Negotiations.................................................................26
                  6.7      Loans Receivable......................................................................26

ARTICLE VIICOVENANTS OF PURCHASER................................................................................26
                  7.1      Representations and Warranties........................................................26
                  7.2      Other Consents; Conditions Precedent..................................................27

ARTICLE VIIICONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION.......................................................27
                  8.1      Representations and Warranties........................................................27
                  8.2      Performance of Covenants..............................................................27
                  8.3      Litigation............................................................................27
                  8.4      Counsel's Opinion.....................................................................27
                  8.5      Closing Certificate...................................................................27
                  8.6      Specimen Signature....................................................................27
                  8.7      Consents and Government Approvals.....................................................28
                  8.8      No Material Adverse Change............................................................28
                  8.9      Dallas Semiconductor..................................................................28
                  8.10     Organization Documents................................................................28
                  8.11     Employment Agreement..................................................................28

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

                  8.12     Holdback Escrow Agreement.............................................................28
                  8.13     Loans Receivable......................................................................28
                  8.14     Stock Certificates....................................................................28
                  8.15     Assignment of Leases..................................................................28
                  8.16     Joseph F. Oliveri Life Insurance......................................................29
                  8.17     Financial Statements..................................................................29
                  8.18     Certain Consents......................................................................29
                  8.19     UCC-3 Terminantion Statements.........................................................29

ARTICLE IXCONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION........................................................29
                  9.1      Representations and Warranties........................................................29
                  9.2      Performance of Covenants..............................................................29
                  9.3      Litigation............................................................................29
                  9.4      Counsel's Opinion.....................................................................30
                  9.5      Closing Certificate...................................................................30
                  9.6      Incumbency and Resolutions............................................................30
                  9.7      Government Approvals..................................................................30
                  9.8      Organization Documents................................................................30
                  9.9      Holdback Escrow Agreement.............................................................30

ARTICLE XCLOSING.................................................................................................30
                  10.1     The Closing...........................................................................30
                  10.2     Satisfactory Documents................................................................31
                  10.3     Deliveries by the Sellers.............................................................31
                  10.4     Deliveries by the Purchaser...........................................................31

ARTICLE XINO BROKERS.............................................................................................31

ARTICLE XIISURVIVAL OF REPRESENTATIONS, WARRANTIES AND CLAIMS....................................................32

ARTICLE XIIIINDEMNIFICATION AND LIMITATION OF LIABILITY..........................................................32
                  13.1     Indemnification by Sellers............................................................32
                  13.2     Indemnification by Purchaser..........................................................33
                  13.3     Indemnification.......................................................................33
                  13.4     Limitations...........................................................................34
                  13.5     Legal Proceedings.....................................................................34
                  13.6     Payment...............................................................................35
                  13.7     Nonexclusivity and Survival...........................................................35

ARTICLE XIVTERMINATION...........................................................................................36
                  14.1     Termination by Consent or Upon Notice.................................................36
                  14.2     Obligations and Liabilities Upon Termination..........................................36

ARTICLE XVSPECIFIC PERFORMANCE...................................................................................37

ARTICLE XVIFURTHER ASSURANCES; LICENSE; TAX MATTERS..............................................................37
                  16.1     Further Assurances....................................................................37


                                       iii
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                  16.2     License...............................................................................37
                  16.3     Tax Matters...........................................................................37

ARTICLE XVIINON-COMPETITION......................................................................................39
                  17.1     Non-Competition.......................................................................39
                  17.2     Nondisclosure of Confidential Material................................................39
                  17.3     Non-Solicitation; Non-Compete.........................................................39
                  17.4     Injunctive Relief.....................................................................39
                  17.5     Reasonable Restrictions...............................................................40

ARTICLE XVIIIMISCELLANEOUS.......................................................................................40
                  18.1     Notices...............................................................................40
                  18.2     Entire Agreement......................................................................41
                  18.3     Successors and Assigns................................................................41
                  18.4     Section Headings......................................................................41
                  18.5     Applicable Law........................................................................42
                  18.6     Jurisdiction..........................................................................42
                  18.7     Expenses; Transfer Taxes..............................................................42
                  18.8     Severability..........................................................................43
                  18.9     Counterparts..........................................................................43
                  18.10    Books and Records.....................................................................43
                  18.11    Exhibits and Schedules................................................................43


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                                       iv
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     Schedules and Exhibits

     Schedule 3.2 - Qualification
     Schedule 3.3 - Capitalization
     Schedule 3.8 - Taxes
     Schedule 3.9 - Intellectual Property
     Schedule 3.10 - Real Property; Lease
     Schedule 3.11 - Personal Property; Liens
     Schedule 3.13 - Insurance
     Schedule 3.14 -  Material  Contracts
     Schedule  3.15 - Litigation
     Schedule  3.16 - Restrictions
     Schedule  3.19  -  Consents
     Schedule  3.20 -  Related  Party Transactions
     Schedule 3.21 - ERISA
     Schedule 3.22 - Employees
     Schedule 3.23 - Banks
     Schedule 3.28 - Loss of Business
     Schedule 3.30 - Software
     Schedule 6.7 - Loans Receivable
     Schedule 8.7 - Consent Waivers


     Exhibit A - Form of Holdback Escrow Agreement
     Exhibit B - Form of Dallas Escrow Agreement
     Exhibit C - Form of Joseph F. Oliveri Employment Agreement
     Exhibit D - Form of License Agreement

     Exhibit 3.5 - Draft of 1999 Audited Financial Statements



                                       v

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of May 4, 2000, by and among JACO ELECTRONICS, --------- INC., a New York corporation (the "Purchaser"), and BRENDAN J. PERRY and JOSEPH F. OLIVERI (individually, a --------- "Seller" and collectively, the "Sellers"). -------

                          W I T N E S S E T H T H A T :
                           - - - - - - - - - - - - - -

         WHEREAS, the Sellers own all of the issued and outstanding shares of Common Stock, no par value per share ("Common Stock"), of Interface Electronics Corp., a Massachusetts corporation (the "Company") set forth on Schedule 3.3 hereto (all of the foregoing shares of Common Stock, collectively the "Shares"), representing in the aggregate 100% of the equity of the Company on a fully diluted basis; and

         WHEREAS, the Sellers desire to sell all of such Shares to the Purchaser, and the Purchaser desires to purchase all of such Shares from the Sellers, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto, each intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

1.1 Purchase and Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, the Sellers hereby agree to sell, assign and transfer to the Purchaser, and the Purchaser hereby agrees to purchase from the Sellers, on the Closing Date, all right, title and interest of the Sellers in and to all of the Shares.

1.2 Purchase Price. The aggregate purchase price (the "Purchase Price") to be paid to the Sellers for the Shares shall be (i) the Initial Consideration, as defined below, plus (ii) the Year One Deferred Payment, as defined below, plus
(iii) the Year Two Deferred Payment, as defined below.

     (a) Initial Consideration. The "Initial Consideration" shall be an amount equal to $15,400,000.

     (b) Year One Deferred Payment. If during the 12 month period which begins with the month following the month which includes the Closing Date ("Year One")
(x) (i) gross sales by the Company's Contract Manufacturing Division ("CM Division") are at least $20,000,000 and (ii) the Gross Profit, as defined below, derived by the Company from such sales is at least $3,000,000 (collectively, the "Minimums"), and (y) the amount of such Gross Profit is at least $5,250,000, the Purchaser shall pay to the Sellers, subject to Section 1.3(b) and Section 1.4 hereof, an additional amount equal to $3,960,000 (the "Year One Deferred Payment"). If the Minimums have been achieved for Year One and Gross Profit during Year One is less than $5,250,000 then the Year One Deferred Payment shall be equal to the product of $3,960,000 multiplied by a fraction, the numerator of which is the amount of such Gross Profit and the denominator of which is $5,250,000. "Gross Profit" for purposes of this Section 1.2 means gross sales by the CM Division less the cost of goods sold.

     (c) Year Two Deferred Payment. If during the last 12 months ("Year Two") of the 24 month period which begins with the month following the month which includes the Closing Date (x) the Minimums have been achieved, and (y) the amount of the Gross Profit for Year Two is at least $8,250,000 the Purchaser shall pay to the Sellers, subject to Section 1.4 hereof, an additional amount equal to $2,640,000 (the "Year Two Deferred Payment"). If the Minimums have been achieved for Year Two and Gross Profit during Year Two is less than $8,250,000 then the Year Two Deferred Payment shall be equal to the product of $2,640,000 multiplied by a fraction, the numerator of which is the amount of such Gross Profit and the denominator of which is $8,250,000.

     (d) Other Sales. Purchaser covenants that if it, directly or indirectly, prior to the end of Year Two, sells any products or services to any customers of the CM Division, whether or not through the Company, then such sales shall be deemed sales by the Company for purposes of this Section 1.2, except for (i) sales of products by Purchaser which are not offered by the CM Division and (ii) sales of products which (x) are not procured by employees of the Company and (y) which Purchaser would have been able to sell to customers of the CM Division without having acquired the Company.

1.3      Payment of Purchase Price for Shares.

     (a) As of the Closing Date, the Purchaser shall pay to the Sellers on account of the purchase of the Shares, the Initial Consideration less (i) the Initial Holdback (as defined below) and (ii) the Dallas Deposit (as defined below).




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



     (b) As of the Closing Date, the Purchaser shall pay to Morrison Cohen Singer & Weinstein, LLP, as escrow agent under an escrow agreement substantially in the form of Exhibit A hereto (the "Holdback Escrow Agreement"), the sum of $1,450,000 (the "Initial Holdback")and, when the Year One Deferred Payment is payable, the first $750,000 thereof (or such lesser amount as shall equal the Year One Deferred Payment) shall be paid to said escrow agent to be held pursuant to the Holdback Escrow Agreement (the Initial Holdback plus such additional amount, the "Holdback"). The Holdback Escrow Agreement shall continue for two (2) years from the Closing Date and for such longer period as there may exist any unresolved claim against the Holdback. The Holdback Escrow Agreement shall provide that (i) $1,200,000 (the "Bull Holdback") shall be released to Sellers upon the satisfaction of the judgment obtained by Bull HN Information Systems, Inc. against the Company or the delivery to Purchaser of a release, reasonably satisfactory to Purchaser, by Bull HN Information Systems, Inc. of the Company from any liability of any kind or nature arising from the action brought against the Company captioned Bull HN Information Systems, Inc., vs. Interface Electronics Corporation, Middlesex Superior Courts, Commonwealth of Massachusetts, Docket No. M1CV1996-01965 (the "Bull Litigation"), and (ii) subject to Section 1.4 hereof, (x) all amounts in excess of the Bull Holdback plus $500,000 (or such lesser amount as shall be then held in escrow) shall be released to Sellers on the first anniversary of the Closing Date, and (y) all amounts in excess of the Bull Holdback shall be released to Sellers on the second anniversary of the Closing Date (the amounts held in escrow hereunder other than the Bull Holdback, the "General Holdback").

     (c) As of the date hereof, the Purchaser shall pay to Posternak, Blankstein & Lund, L.L.P., as escrow agent under an escrow agreement substantially in the form of Exhibit B hereto (the "Dallas Escrow Agreement") the sum of $1,000,000 (the "Dallas Deposit").

     (d) The Year One Deferred Payment shall be paid not later than the 15th day following the end of Year One, or at such earlier time as (i) the Minimums have been achieved for Year One, and (ii) the Gross Profit for Year One equals at least $5,250,000.

     (e) The Year Two Deferred Payment shall be paid not later than the 15th day following the end of Year Two, or at such earlier time as (i) the Minimums have been achieved for Year Two, and (ii) the Gross Profit for Year Two equals at least $8,250,000.

     (f) All amounts payable in respect of the Purchase Price shall be paid to the Sellers, pro rata based upon their respective ownership of Shares, as set forth in Schedule 3.3, by means of wire transfers of immediately available funds, to such accounts as each of the Sellers shall designate.

     (g) If a Change of Control of the Purchaser or the Company should occur during Year One or Year Two, then the maximum amount of any unpaid Deferred Payment will be paid at such time, provided that the CM Division has not been terminated as of the date of the Change of Control, unless such termination is on account of such Change of Control in which event the Deferred Payments will be paid if such Change of Control occurs. For purposes hereof, "Change of Control" shall mean (x) with respect to Purchaser, (a) less than a majority of the members of the Purchaser's board of directors shall be persons who either
(i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or (b) the stockholders of the Purchaser shall approve any plan or proposal for the liquidation or dissolution of the Purchaser; or (c) a person or group of persons acting in concert (other than the direct or indirect beneficial owners of the capital stock of the Company as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of securities of the Purchaser representing 50% or more of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the board of directors of Purchaser; or (d) if all or substantially all of the assets of the Purchaser are sold in a transaction or series of transactions other than sales of inventory in the ordinary course of business, or (y) with respect to the Company, if the Purchaser shall cease to own at least 50% of the capital stock of the Company or if all or substantially all of the assets of the Company are sold in a transaction or series of transactions other than sales of inventory in the ordinary course of business.

     (h) Interest earned on all escrowed amounts pursuant to this Agreement shall follow the funds.

1.4  Recovery  From  General  Holdback  and  Set-Off.  If there  is a Net  Worth
Adjustment as provided in Article II or if there shall exist a Claim for indemnification under Article XIII hereof and such Claim is not in dispute when any Deferred Payment is required to be made under this Article I, then Purchaser may recover such amount from the General Holdback and/or offset the amount of such Claim, subject to Section 13.4, against the Deferred Payment otherwise payable at such time to the Sellers. If the Net Worth Adjustment Documents have not been finalized in accordance with Article II when any portion of the General Holdback would otherwise be released to Sellers or if there shall exist a Claim for indemnification under Article XIII hereof and such Claim is in dispute when any Deferred Payment is required to be made under this Article I, then the amount of the General Holdback that would otherwise be released shall continue to be held under the Holdback Escrow Agreement up to the amount of the claim that is in dispute, or the amount of such Claim that is in dispute shall not be paid to Sellers as a Deferred Payment and shall be deposited under the Holdback Escrow Agreement, and such amount shall be released from escrow upon final resolution thereof.

1.5 Hart-Scott-Rodino Act. The parties agree that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. ss.18a(a) et. Seq. (the "Hart-Scott-Rodino Act") is applicable to the transaction sought to be consummated by this Agreement. The parties also agree that they will comply with the filing/notification requirements of the Act, in all respects, promptly following the execution of this Agreement. The parties also agree that this transaction is subject to, conditioned upon and cannot be consummated until each party has received notification (the "Notification") from the Federal Trade Commission approving the acquisition contemplated by the terms of this
Agreement. The Sellers shall not tender and the Purchaser shall not accept the consideration to be eventually exchanged to consummate this transaction until the Purchaser and the Sellers have received such Notification. Both the Sellers and the Purchaser have received and acknowledge that there has not been a tender or an acceptance of consideration nor will there be until the parties have received the Notification. The term "consideration," as used above, shall not include the escrowed amounts held pursuant to this Agreement.

                                   ARTICLE II

                            PURCHASE PRICE ADJUSTMENT

2.1     Purchase Price Adjustment.

     (a) Not more than thirty (30) days after the Closing Date, the Sellers shall prepare and deliver to the Purchaser (i) an unaudited balance sheet for the Company as of the Closing Date (the "Closing Date Balance Sheet"), which Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and consistent with the Company's past practice, except that inventory shall be valued in accordance with Section 2.1(e), and (ii) a schedule calculating the amount of the Company's Net Worth (as defined below) derived from the Closing Date Balance Sheet (the "Closing Net Worth"), and the amount, if any, (a "Net Worth Adjustment") by which the Closing Net Worth is more or less than $(1,134,279) (collectively, the "Net Worth Adjustment Documents"). The parties shall cooperate in the preparation  of the Net  Worth  Adjustment  Documents  in  accordance  with this
Section 2.1, including such additional documents as may be necessary to calculate any Net Worth Adjustment. The participation by the Purchaser in the preparation of the Net Worth Adjustment Documents shall in no way limit the Sellers' indemnification obligations under Article XIII hereof.

     (b) Within forty-five (45) days after delivery of the Closing Date Balance Sheet, the Purchaser may dispute all or any portion of the Net Worth Adjustment Documents by giving written notice (a "Notice of Disagreement") to the Sellers setting forth in reasonable detail the basis for any such dispute (hereinafter called a "Disagreement"). The parties shall promptly commence good faith negotiations with a view to resolving all such Disagreements. If the Purchaser fails to deliver a Notice of Disagreement within said 30-day period, the Purchaser shall be deemed to have irrevocably accepted the Net Worth Adjustment Documents in the form delivered to it.

     (c) If the Purchaser shall deliver a Notice of Disagreement and the Sellers shall not dispute all or any portion of such Notice of Disagreement by giving written notice to the Purchaser setting forth in reasonable detail the basis for such Disagreement within ten (10) days following the delivery of such Notice of Disagreement, the Sellers shall be deemed to have irrevocably accepted the Net Worth Disagreement Documents as modified in the manner described in the Notice of Disagreement. If the Sellers dispute all or any portion of the Notice of Disagreement within the ten-day period described in the previous sentence, and within ten (10) days following the delivery to the Purchaser of the notice of such dispute the Purchaser and the Sellers do not resolve the dispute (as evidenced by a written agreement among the parties hereto), such dispute shall be referred to KPMG International or if for any reason KPMG International declines the engagement, then a "Big-Five" accounting firm jointly selected by the accountants for Purchaser and the Sellers (the "Independent Accounting Firm") for a resolution of such dispute in accordance with the terms of this Agreement. The determinations of such firm with respect to any dispute shall be final and binding upon the parties and the amount so determined shall be used to complete the final Net Worth Adjustment Documents. The Purchaser and the Sellers shall use their best efforts to cause the Independent Accounting Firm to render their determination as soon as practicable after referral of the dispute to such firm, and each shall cooperate with such firm and provide such firm with reasonable access to the books, records, personnel and representatives of it and its Subsidiaries and such other information as such firm may require in order to render its determination. The fees and disbursements of any Independent Accounting Firm shall be allocated between the Purchaser and the Sellers in the same proportion that the aggregate amount of the disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each (as finally determined by the Independent Accounting Firm) bears to the total amount of the disputed items so submitted.

     (d) If, as a result of this Section 2.1, it is determined that there is a Net Worth Adjustment, 100% of the amount of any shortfall shall be payable by the Sellers to the Purchaser, and in the case of any positive adjustment, 70% thereof shall be payable by the Purchaser to the Sellers, in either case in cash within ten (10) days of the final determination of the amount of the Net Worth Adjustment. If Sellers fail to make any payment required to be made under this
Section 2.1(d) within such ten (10) day period then, without limiting Purchaser's other rights, the amount of such Net Worth Adjustment shortfall shall be released to Purchaser from the General Holdback. If Purchaser fails to make any payment required to be made under this Section 2.1(d) within such ten
(10) day period, interest shall accrue at the rate of 12% per annum until paid.

     (e) For purposes of determining Closing Net Worth, the following inventory shall be deemed to have no value and shall be transferred to the Sellers for $1.00: inventory (i) which the Company does not have the right to return to the manufacturer thereof at the net cost, or (ii) with respect to which there have been no sales or an unacceptably low amount of sales, in the Purchaser's reasonable judgment, during the 6 month period preceding the Closing Date, or
(iii) which is obsolete, damaged, below standard quality or excessive in quantity in light of the current requirements of the business of the Company.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

         The Sellers, jointly and severally, hereby represent and warrant to the Purchaser as follows:

3.1 Ownership of Shares and Execution of Agreement. Each of the Sellers is and will be, on the Closing Date, the record and beneficial owner of the number of shares of Common Stock set forth on Schedule A next to the name of such Seller, representing in the aggregate 100% of the issued and outstanding shares of Common Stock of the Company, which shares will be owned by each Seller, on the Closing Date, free and clear of any and all liens, pledges encumbrances, charge, agreements of claims of any kind whatsoever. The Sellers have power and authority to enter into this Agreement and all other documents contemplated hereby and to sell, transfer, assign and deliver the shares of Common Stock as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to the shares of Common Stock free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever. The execution and delivery of this Agreement and all other documents contemplated hereby to which any of the Sellers is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action of the Sellers. This Agreement and all other agreements pertaining to the transactions described herein have been, or upon the execution and delivery thereof will be, duly executed and delivered by the Sellers, and constitute or will constitute the legal, valid and binding obligation of the Sellers, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.2 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has full corporate power and authority to own its properties and carry on its business as it is now being conducted. Schedule 3.2 hereto sets forth each jurisdiction in which the Company is duly qualified as a foreign corporation. The Company is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification except where a failure to be so qualified would not have a material adverse effect on the business, assets, financial condition or prospects of the Company, ("Material Adverse Effect"). The copies of the Company's Articles of Organization and
By-laws (together with all amendments thereto) which have been previously delivered or made available to the Purchaser are correct and complete. For purposes of this Agreement, "material" or "Material" shall mean any claim, circumstance or state of facts which, individually or in the aggregate, results in loss, diminution of value or the expenditure or commitment of $5,000 or more, or when used to qualify a non-monetary matter, any event, circumstance or fact as would be deemed material by a reasonable person.

3.3 Capitalization. The authorized capital stock and issued shares of the Company is set forth on Schedule 3.3 hereto. All of such issued and outstanding shares are fully paid and nonassessable. No shares of capital stock are held by the Company as treasury stock. There is no existing option, warrant, call, commitment or other agreement to which the Company is a party requiring, and there are no convertible securities of the Company outstanding, including without limitation, any shares of Preferred Stock, which upon conversion would require, the issuance of any additional shares of capital stock of the Company or other securities convertible into shares of capital stock or other equity security of the Company. The Company has withheld from the income of each Seller who acquired shares of Common Stock upon the exercise of Company granted options, such amount as is required to be withheld pursuant to applicable law. The only capital stock of the Company outstanding as of the Closing Date will be the Shares purchased by Purchaser hereunder.

3.4 Subsidiaries. The Company does not own any shares of capital stock, partnership interest or any other direct or indirect equity interest in any corporation, partnership or other entity.

3.5 Financial Statements. The Company has delivered to Purchaser a draft (attached hereto as Exhibit 3.5) of the 1999 Audited Financials (as defined below) and will deliver to Purchaser the 1999 Audited Financials on or before May 12, 2000. For purposes hereof, the term "Financial Statements" means a balance sheet and the related statements of income, stockholders equity and cash flow, together with the notes thereto, (i) audited by Feeley & Driscoll and accompanied by their unqualified report thereon (except for a "going concern" qualification) for the year ended and as of December 31, 1999 (the "1999 Audited Financials"), and (ii) unaudited for the three month period ended and as of March 31, 2000, and the "Balance Sheet Date" means March 31, 2000, which is the date of the most recent balance sheet (the "Balance Sheet") for the Company. The Financial Statements fairly present, and the Closing Date Balance Sheet will fairly present, in all material respects, the financial position of the Company as of the respective dates thereof, and the results of operations and cash flows of the Company as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto and subject, in the case of other than year-end Financial Statements to normal year-end audit adjustments, the absence of notes thereto and the absence of statements of cash flow.

3.6 No Undisclosed Liabilities. As of the Balance Sheet Date and as the Closing Date, the Company had or will have, as the case may be, no obligation, indebtedness or liability of any nature (whether known or unknown and whether accrued, absolute, contingent or otherwise, and whether due or to become due) which is not shown on the Balance Sheet or the Closing Date Balance Sheet, as applicable, or the notes thereto. Except as included in the Balance Sheet or the Closing Date Balance Sheet the Company does not have outstanding on the date hereof and will not have outstanding on the Closing Date, any obligation, indebtedness or liability, and there is no basis for the assertion of any such obligation, indebtedness or liability of any nature, whether accrued, absolute, contingent or otherwise and whether or not such obligation, indebtedness or liability would have been required to be disclosed on a balance sheet prepared in accordance with GAAP other than those incurred since the Balance Sheet Date in the ordinary course of business, none of which in the aggregate, would have a Material Adverse Effect. The Closing Balance Sheet will not include any liabilities for any business operations of the Company, other than the business operations of the Company as of the Closing Date and the liabilities of the Company's ISG Business.

3.7 No Material Adverse Change. Since the Balance Sheet Date there has been no material adverse change in the business, assets or financial condition of the Company. Since the Balance Sheet Date, the Company has not (i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders (except for distributions to the Sellers in an amount not in excess of the tax liabilities (45% State and Federal combined) of the Sellers based on the Company's income from January 1, 2000 to the Closing Date resulting from the Company being an "S" corporation during 2000 ("Permitted Distributions") or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets,
(viii) suffered any losses of property, or waived any rights of substantial value, (ix) suffered any adverse change in, or effect on, its assets, business, properties, or financial condition, (x) expended any material amount, granted any bonuses or extraordinary salary increases, (xi) entered into any transaction not in the ordinary course of business except as otherwise contemplated hereby or (xii) entered into any agreement or transaction, or amended or terminated any agreement, with an affiliate. For purposes of this Agreement, an "affiliate" of any particular entity shall mean any entity directly or indirectly controlling, controlled by, or under common control with such entity. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

3.8     Taxes.

     (a) Definitions: For purposes of this Agreement (A) "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law,
(B) "Code" means the Internal Revenue Code of 1986, as amended, and rules and regulations promulgated thereunder, (C) "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59), customs duties, capital stock, franchise, profits, withholding (including without limitation all Taxes required to be paid as a result of any distributions of any assets of the Company made at any time on or prior to the Closing Date), social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (D) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, and any information returns or reports with respect to back-up withholding and other payment to third parties.

     (b) Except as disclosed on Schedule 3.8: (A) all Tax Returns that are due to have been filed in accordance with any applicable law have been duly filed and are true, correct and complete in all respects; (B) all Taxes (as defined herein) (including, without limitation, all Tax deposits) for which the Company has any liability that are required to have been paid (whether or not shown on any Tax Return) have been paid in full; (C) the unpaid Taxes of the Company (x) did not, as of December 31, 1999, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto) and (y) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns; (D) there are no extensions of time in effect with respect to the date on which any Tax Return was or is due to be filed by the Company; (E) all deficiencies asserted as a result of any examination of any Tax Return filed by the Company have been paid in full, accrued on the books of the Company or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period through the date hereof not so examined; (F) no claims for Taxes for which the Company is or may be liable have been or are being asserted or proposed, and, to the knowledge of the Sellers and the Company, no proposals or deficiencies for any such Taxes are being threatened or are expected, and no audit or investigation of any Tax Return filed by the Company is currently underway, pending or threatened; (G) the Company has not entered into, or is otherwise subject to, any waiver of any statute of limitation in respect of, or agreement for the extension of time for the assessment of, any Taxes for which the Company is or may be liable or deficiencies thereof, nor are there any requests for rulings in respect of such Taxes, and there are no outstanding subpoenas or requests for information, notices of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any taxing authority; and
(H) there are no liens for Taxes upon any property or assets of the Company, except liens for current Taxes not yet due.

     (c) The Company has delivered to the Purchaser true and complete copies of all Tax Returns requested by Purchaser (together with any related examination reports and statements of deficiencies) filed by the Company for at least the last three taxable years ending December 31, 1998, and for all other taxable periods as indicated on Schedule 3.8. No power of attorney is currently in effect with respect to any Tax matter relating to the Company.

     (d) The Company has not filed a consent pursuant to Section 341(f) of the Code.

     (e) The Company has not made nor is it required to make any payment which constitutes an "excess parachute payment" within the meaning of Section 280G of the Code, and no payment required to be made by the Company under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code or subjects the recipient thereof to an excise tax under Section 4999 of the Code.

     (f) Except as disclosed on Schedule 3.8, the Company has never been, and currently is not, bound by or subject to any obligation under any agreement relating to the sharing of any liability for, or payment of, Taxes with any other person or entity. The Company does not have any liability for the Taxes of any other person (A) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

     (g) Schedule 3.8 (A) sets forth all jurisdictions in which the Company has filed within the last seven (7) years or lesser period where applicable based upon the Company's incorporation date, or will file, a Tax Return for any taxable period, or portion thereof, ending on or before the Closing Date; (B) lists all such Tax Returns that were not filed; and (C) indicates those Tax Returns that have been audited or currently are the subject of audit. No claim has ever been made by an authority in a jurisdiction where the Company does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.

     (h) Except as set forth on Schedule 3.8, the Company has withheld or will withhold, and has paid over or will pay over on a timely basis to applicable taxing authorities all Taxes required to be withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and has filed or will file all required Tax Returns and has complied or will comply with all record maintenance requirements with respect to such withholding, for all periods (or portions thereof) ending on or before the Closing Date, in compliance with the provisions of the Code and other applicable federal, foreign, state and local laws.

     (i) The Company is not a United States Real Property Holding Corporation (within the meaning of the Code Section 897 (c) (2)) nor has the Company been so at any time during the five-year period preceding the Closing Date.

     (j) The Company has not been a member of any Affiliated Group.

     (k) The Company (and any predecessor of the Company) has been a validly electing "S" corporation within the meaning of Code ss.ss.1361 and 1362 since January 17, 1999 and the Company will be an "S" corporation up to the Closing Date.

     (l) The Company has not, in the past ten (10) years, (A) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

3.9 Intellectual Property. Schedule 3.9 hereto contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or licensed by the Company as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 3.9 hereto, each of the foregoing is owned or licensed by the Company, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances and is in good standing and not the subject of any challenge. There have been no claims made and the Company has not received any notice or otherwise knows that any of the foregoing is invalid or conflicts with the asserted rights of others.

3.10 Real Property; Leases of Real Property. Schedule 3.10 hereto sets forth a list of all real properties owned in fee by the Company. Except as set forth on
Schedule 3.10, the Company has good title to all such real properties, free and clear of all liens, charges, security interests, mortgages, or other encumbrances of any nature whatsoever, except for encumbrances or title exceptions which, individually or in the aggregate, do not have a Material Adverse Effect. Schedule 3.10 hereto contains a complete and correct list of all leases of real property to which the Company is a party and of all assignments relating thereto, all of which leases and assignments are in full force and effect and all easements of which the Company is a beneficiary and that are material to the conduct of the business thereof. All such leases and easements are valid and binding, have not been amended or modified, and upon consummation of the transactions contemplated hereby, will continue to entitle the Company to the use and possession of such real property. Except as set forth in such Schedule, the Company is not in default and has not received written notice of default under any such lease, and, to the Sellers' Knowledge, after due and diligent inquiry ("Knowledge") there has been no default thereunder by any third party.

3.11 Personal Property. The Company leases or owns all tangible personal property used to conduct its business and operations as presently conducted. Except as disclosed in Schedule 3.11, the Company has valid title or a valid lease with respect to all of its properties and assets reflected on the Balance Sheet (except for assets disposed of in the ordinary course of business since the Balance Sheet Date) or shown on any schedule hereto, free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, claims and encumbrances of any kind whatsoever. All leases of tangible personal property are in full force and effect according to their terms and there are no outstanding defaults by the Company thereunder (nor to the Knowledge of the Sellers are any other parties thereto in default), which default in either case could have a Material Adverse Effect. The personal property described in Schedule 3.11, which is presently located on the Company's premises, is not owned by the Company. Substantially all of the fixtures and equipment included in such tangible personal property are in good operating condition, subject to ordinary wear and tear and the need for routine maintenance, provided that no claim for breach of such representation may be brought more than 120 days following the Closing Date.

3.12 Permits; Compliance with Laws. The Company has all necessary permits, licenses and governmental authorizations required for the ownership or occupancy of its properties and assets and the carrying on of its businesses, except for such of the foregoing, the absence of which would not have a Material Adverse Effect. The Company is in compliance with all laws, regulations and orders, the violation of which could have a Material Adverse Effect.

3.13 Insurance. Schedule 3.13 hereto contains a complete and correct list of all policies of insurance of any kind or nature covering the Company, including, without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance indicating the type of coverage, name of insured, the policy number, the insurer, the premium, the expiration date of each policy and the amount of coverage, and such policies are in full force and effect. Complete and correct copies of each such policy or proof of existence of coverage (i.e., binder) have been furnished or made available to the Purchaser.

3.14 Contracts. Except as listed in Schedule 3.14 hereto, the Company is not a party to any material contract of any kind whatsoever, including, without limitation, (i) any contract not made in the ordinary course of business; (ii) any contract for the employment of any officer or employee; (iii) any advertising agreement; (iv) any franchise, distributorship or sales agency agreement; (v) any contract for the future purchase of materials, supplies, services, merchandise, or equipment; (vi) any agreement for the sale or lease of any of the assets of the Company; (vii) any contract or commitment for capital expenditures; (viii) any mortgage, pledge, conditional sales contract, security agreement, factoring agreement, or other similar agreement with respect to any real or personal property of the Company; (ix) any lease of machinery, fixtures or equipment; (x) any agreement with a labor union or labor association; (xi) any loan agreement, promissory note issued by it, guarantee, subordination or similar type of agreement; (xii) any stock option, retirement, severance, pension, bonus, profit sharing, group insurance, medical or other fringe benefit plan or program providing employee benefits; or (xiii) any consulting agreement. Complete and correct copies of each such agreement have been furnished or made available to the Purchaser. Except as set forth in Schedule 3.14 hereto, the Company has performed all of the material obligations required to be performed by it to date and is not in default under any of the material agreements, leases, contracts or other documents to which it is a party, other than for those failures to perform and defaults which would not have a Material Adverse Effect. Except as set forth in Schedule 3.14 hereto, no party with whom the Company has an agreement which is of material importance to the business of the Company is in default thereunder. Except as contemplated hereby or as disclosed in Schedule 3.14 hereto, the Company is not a party to any noncompete or similar agreement which in any way restricts the operation of its business.

3.15 Litigation. Except as listed in Schedule 3.15 hereto, there are no actions, suits, proceedings (including, without limitation, arbitration proceeding), claims or investigations (in which the Company is a target or subject thereof) before or pending or, to the knowledge of the Sellers, threatened or proposed against the Company. There is no outstanding order, injunction or decree of any court or governmental agency against or naming the Company. Neither any of the Sellers nor the Company has received notice of any pending or threatened condemnation, taking or similar proceeding affecting any properties owned or used by the Company or pending public improvements in or about any of such properties, nor has any of the Sellers or the Company received any special assessments or extraordinary reassessments against or affecting any such properties.

3.16 Restrictions. Except as set forth in Schedule 3.16, neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement to which any of the Sellers or the Company is a party, or constitute a default thereunder, or result in the creation of any lien, claim or encumbrance upon any of the assets of any of the Company, nor will it violate any of the provisions of the Company's Certificate of Incorporation or By-laws. Except as set forth in Schedule 3.16, the Company is not named in any judgment, order, writ, award, injunction or decree, which materially and adversely affects or reasonably might materially and adversely affect, its business, assets, financial condition or prospects or which would be violated by the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.17 Labor Disputes. There are no strikes or other labor disputes against the Company pending or, to the Knowledge of any of the Sellers, threatened.

3.18 Minute Books. The minute books of the Company, as previously made available to the Purchaser, contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors or any committees of the Company. The stock certificate books and stock transfer ledgers of the Company are true and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Company prior to the date hereof have been paid and the appropriate transfer tax stamps affixed.

3.19 Consents. Except for the termination or expiration of the waiting period under the Hart-Scott-Rodino Act, no consent, approval or authorization of any governmental authority or of any third party on the part of the Company is required in connection with the execution and delivery of this Agreement or any instrument contemplated hereby.

3.20 Related Party Transactions and Interests. Except as disclosed in Schedule 3.20, none of the Sellers, or any spouse or family member of any Seller, or any officer or director of the Company, owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any person, firm, or corporation which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (B) engaged in a business related to the business of the Company or (C) participating in any transaction to which the Company is a party. Investments by any of the Sellers, or any officer or director of the Company, in a company or companies whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, which investment does not give the Sellers or such officer or director the right to control or influence the policy decisions of any such company, shall not constitute a breach of the representation and warranty set forth in this Section 3.20.

3.21     Employee Benefits.

     (a) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "ERISA Affiliate" means all trades or businesses (whether or not incorporated) which are or were members of a group of which the Company is a member and which are or were under common control within the meaning of Code
Section 414(b), (c), (m), (o) or (t) or which are treated, together with the Company, as a single corporation under Section 414(o) of the Code.

     (b) Schedule 3.21 contains a list of each pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan, agreement, policy or understanding, including without limitation, any "employee benefit plan" within the meaning of Section 3(3) of ERISA under which the Company or any ERISA Affiliate (as defined herein) has any current or future actual or contingent obligation or liability or under which any employee or former employee of the Company or any ERISA Affiliate has any current or future right to benefits (each such plan, agreement, policy or understanding being hereinafter referred to individually as a "Plan"). Except as described on
Schedule 3.21, the Company has delivered to Purchaser true and complete copies of (A) each Plan and related trust documents and amendments thereto, (B) the latest actuarial report, if any, prepared for each Plan, (C) the summary plan description, if any, for each Plan, (D) the most recent Internal Revenue Service determination letter with respect to each Plan, if applicable, and (E) the latest annual report (Form 5500 or 5500-C) for the past three (3) years, if any, which has been filed with the Internal Revenue Service for each Plan, together with any schedules thereto.

     (c) Each Plan is in compliance in all material respects with the provisions of ERISA, the Code and all other applicable federal and state laws and the rules and regulations promulgated thereunder interpreting or applying these laws.

     (d) Except as set forth in Schedule 3.21, with respect to each Plan intended to be qualified under Section 401(a) of the Code, each such Plan is so qualified and a favorable determination letter has been received from the Internal Revenue Service stating that the Plan is so qualified and that the related trust is exempt from federal income taxation under Section 501 of the Code.

     (e) With respect to each Plan, except as disclosed on Schedule 3.21, all reports required under ERISA or any other law or regulation to be filed by the Company or any ERISA Affiliate with the relevant Governmental Body, the failure of which to file would have a Material Adverse Effect on the Company or such ERISA Affiliate, have been duly filed, and all such reports, to the extent they are not entirely true and correct as of the date given, such inaccuracy or incompleteness has not and will not have a Material Adverse Effect.

     (f) Except as set forth on Schedule 3.21, no Plan has failed to meet the minimum funding standards of Code Section 412 nor has any accumulated funding deficiency (as defined in Code Section 412(a)) been incurred (whether or not waived), nor has any funding waiver from the Internal Revenue Service been received or requested.

     (g) The Company or its ERISA Affiliate, as the case may be, have made or shall make all contributions required to be made by the Company and all of its ERISA Affiliates under each Plan for all periods through and including the Closing Date, or adequate accruals therefor have been or shall be provided therefor and reflected on the Financial Statements.

     (h) As of the Balance Sheet Date, the fair market value of the assets of each Plan equaled or exceeded the present value of the vested accrued benefits of each such Plan as of the most recent valuation date using Plan actuarial assumptions as in effect for such Plan year.

     (i) There are no pending or, to the Knowledge of Sellers any threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted, and, to the Sellers' knowledge, there exists no basis in fact for a claim, suit or action, against the assets of any Plan or trust or any fiduciary of any Plan with respect to the operation of such Plan, or the assets of any employee welfare benefit plan within the meaning of ERISA Section 3(a) or any fiduciary thereof with respect to the operation of any such Plan which, if adversely determined, would have a Material Adverse Effect on the Company or any ERISA Affiliate. Except as set forth in Schedule 3.21, any bonding required by ERISA with respect to any Plan has been obtained and is in full force and effect, and Schedule 3.21 set forth such bonds.

     (j) Except as set forth on Schedule 3.21, neither the Company nor any ERISA Affiliate (A) has ever participated in or been required to contribute to any plan subject to Title IV of ERISA, (B) has incurred, or shall incur, any liability under Title IV of ERISA to the Pension Benefit Guarantee Corporation, to any Plan subject to Title IV of ERISA or to any other Person, or (C) contributed to any multiemployer plan as defined in Section 4001 (a)(3) of ERISA.

     (k) Neither the Company nor any ERISA Affiliate maintains or has established any welfare benefit plan within the meaning of ERISA Section 3(1) which provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder and at the expense of the participant or the beneficiary of the participant.

     (l) The Company and each ERISA Affiliate which maintains a welfare benefit plan within the meaning of ERISA Section 3(1) have complied with (A) the notice and continuation coverage requirements of COBRA and the regulations thereunder and (B) the Family and Medical Leave Act of 1994 and the regulations thereunder.

     (m) This Agreement will not involve, and neither the Company nor any ERISA Affiliate has ever engaged in or been a party to any prohibited transaction within the meanings of ERISA Section 406, as modified by ERISA Section 408, or Code Section 4975.

     (n) There has been no mass layoff or plant closing as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the employees of the Company.

     (o) No amounts paid or payable by the Company nor any ERISA Affiliate will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

     (p) No current or former employee of the Company nor any ERISA Affiliate is or may become entitled to post employment benefits of any kind other than coverage mandated by section 4980B of the Code.

     (q) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company nor any ERISA Affiliate.

     (r) The Financial Statements properly and adequately reflect any and all liabilities and obligations of the Company and any ERISA Affiliate with respect to any period ending on or prior to the Closing Date to or in respect of the employees of the Company and any ERISA Affiliates or the Plans, for (A) unpaid compensation, salaries, wages, disability payments and other payroll items (including, without limitation, bonus, incentive or deferred compensation), (B) unpaid contributions, costs and expenses to or in respect of any Plans, and (C) severance or other termination benefits relating to, resulting from or arising in respect of any termination of employment occurring on or prior to the Closing Date.

     (s) No event has occurred with respect to any Plan intended to be qualified under Section 401(a) of the Code which presents a material risk of a partial termination within the meaning of Code Section 411 (d)(3).

3.22 Employees. Schedule 3.22 hereto contains a complete and correct list of all persons who are employed by the Company together with their rate of compensation and title. There is no outstanding commitment (whether or not legally binding) to increase the remuneration of any such employee and the Company has not received any notice of termination from any of such persons, nor is the Company or any of the Sellers aware that any such employee intends to terminate his
(her) employment. The Company has not committed and is not engaged in any unfair labor practice in violation of the National Labor Relations Act. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the knowledge of the Company, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company, (iii) no union representation question existing with respect to the employees of the Company and no union organizing activities are taking place, and (iv) no employment contract with any employee or independent contractor or the Company not terminable at will other than as set forth in Schedule 3.22. No employee is entitled to any severance or termination payments in the event of termination of his employment for any lawful reason. The Company is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company is not a party to any collective bargaining agreement.

3.23 Banks. Schedule 3.23 hereto contains a complete and correct list of the names and locations of all banks in which the Company has accounts or safe deposit boxes. Except as set forth on Schedule 3.23 hereto, no person holds a power of attorney to act on behalf of the Company.

3.24 No Misrepresentation. This Agreement, together with all exhibits and schedules hereto, and the agreements, certificates and other documents furnished to the Purchaser by the Company or the Sellers at the Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no fact known to any of the Sellers, which the Sellers have not disclosed to the Purchaser in writing which has, or could have, a Material Adverse Effect or could materially affect the ability of the Company or the Sellers to perform their respective obligations under this Agreement, or any agreement or other document contemplated hereby to which it is a party.

3.25 Environment, Health, and Safety Matters.

     (a) The Company is in compliance with Environment, Health, and Safety Requirements (as defined below), except for such noncompliance as would not have a Material Adverse Effect.

     (b) The Company has not received any written notice, report, or other information regarding any actual or alleged violation of Environment, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Company or its facilities arising under Environment, Health, and Safety Requirements, the subject of which could have a Material Adverse Effect

                  For purposes of this Agreement, "Environment, Health, and Safety Requirements" means all federal, state, local and foreign statutes, regulations, and ordinances ("Laws") concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such Laws are enacted and in effect on or prior to the Closing Date.

3.26 Investment Company/Government Regulations. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur indebtedness.

3.27 Product Warranties. The Company has not sold or supplied any equipment, goods, material or systems which, to the Knowledge of the Sellers, were, are or are likely to become faulty or defective or which do not comply in all material respects with all warranties expressly or impliedly made by the Company or which contain any software for which any required license has not been obtained or which infringes upon, violates or misappropriates or conflicts with any patent, copyright, trade secret or other proprietary right of any third party, except for any of the foregoing which are either covered by insurance or for which any warranty expressly or impliedly made by the Company, on such goods, materials, systems and intellectual property rights is no broader than the warranty provided by the respective manufacturer.

3.28 No Loss of Business. Except as set forth in Schedule 3.28, there exists no actual or, to the Knowledge of the Sellers, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship between the Company and any material supplier or customer of the Company, provided, however, that the Sellers make no representation or warranty that any supplier or customer will continue to do business with the Company in the future.

3.29 Adverse Contracts. The Company is not a party or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability (collectively, a "Transaction") which: (i) is incapable of complete performance in accordance with the terms thereof within six (6) months after the date on which it was entered into or undertaken save for technical service outsource contracts and maintenance contracts entered into in the ordinary course of business; (ii) is known by the Sellers to be likely to result in a loss to the Company on completion of performance together with all other such losses from Transactions in the aggregate in excess of Fifty Thousand Dollars ($50,000); or
(iii) cannot readily be fulfilled or performed by the Company on time and without expenditure of money and effort other than in the ordinary course of business; or (iv) involves or is likely to involve obligations, restrictions, expenditures or receipts which are not in the ordinary course of the Company's business; or (v) is a lease or contract for hire or rent, hire purchase or purchase by way of credit sale or periodical payment; or (vi) involves or is likely to involve the supply of goods by or to the Company (other than in the ordinary course of business) the aggregate sales value of which will represent in excess of ten percent (10%) of the net sales of the Company for its last fiscal year; or (vii) in any way materially restricts the Company's freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; or (viii) involves liabilities which may fluctuate in accordance with an index or rate of currency exchange; or (ix) is in any way otherwise than in the ordinary course of the Company's business.

3.30 Software. Schedule 3.30 sets forth a complete description of all software which is owned, developed or used by, or licensed to, the Company in the operation of or necessary for the operation of the business of the Company and all software which is licensed by the Company to third parties or otherwise distributed by the Company or which the Company otherwise has rights to sell, modify, incorporate in other software, market, license, sublicense or otherwise use (collectively "Software"). Except as set forth on Schedule 3.30, the Company owns the entire right, title and interest in and to its Software, or licenses the Software from third parties or has the right to sell Software to third parties, which third parties accept a license for such Software from a copyright holder of the Software other than the Company. The Company has taken all steps necessary to maintain the Software which it owns as a trade secret or as its copyrighted material. No third party has access to the documentation, source code or similar material for the Software owned by the Company or is otherwise in a position to duplicate or make any unauthorized use of any such Software, except for (i) licensees of the Company who have access to such source code in the ordinary course of business and who have agreed in their license agreements with the Company to maintain such source code in strict confidence, (ii) OEM or other purchasers who have certain rights following default by the Company and
(iii) parties under technology development agreements. All such licensees, OEM's and technology development parties are, to the Knowledge of the Sellers in full compliance with such confidentiality obligations and there are no defaults or breaches thereunder. Current and complete documentation and source code are in the possession of the Company with respect to all Software owned by the Company. The Software owned by the Company is not subject to any legal or contractual restriction which would prevent such Software from being licensed, sublicensed, marketed, incorporated in other software, modified, or otherwise used or sold by such Company without restriction. The consummation of this Agreement and the transactions contemplated hereby will not alter any of the rights described in the preceding sentence. The Company has acted and continues to act in a commercially reasonable manner to maintain its proprietary, copyright and other rights in the Software which it owns. Except as set forth on Schedule 3.30, no one has disputed the Company's right, title or interest in or any of the Software owned by it. With respect to the Software owned by the Company, to the Sellers' Knowledge, neither such Software nor such Company's use or licensing to third parties thereof infringes upon, violates, misappropriates or conflicts with any patent, copyright, trade secret or other proprietary right or right of exclusion of any third party. None of the Sellers is aware of any breach of any confidentiality agreement in favor of the Company relating to the Software either by its employees or consultants. None of the Software has manifested any significant operating problems, other than any such problems that have been corrected or are correctable in the ordinary course of business. Such problems will not in the aggregate result in a material amount of losses or expenses for the Company. All royalties due and payable to licensors by the Company on or prior to the date hereof have been paid in full.

3.31 Year 2000 Compliance. All computer software or hardware owned or used by the Company, or licensed by the Company as licensor or as licensee, other than any shrinkwrap software available to retail customers generally, is "Year 2000 Compliant" (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean (i) all such software or hardware shall operate without errors in the recognition, calculation and processing of date data relating to century recognition, leap years, single and multi-century formulae, date values and interfaces of date-related functionalities; and (ii) any date arithmetic programs or calculators in the software or hardware shall operate in accordance with the related user documentation in the Year 2000, and the years following, without degrading functionality or performance.

3.32 Accounts and Notes Receivable. All accounts and notes receivable of the Company, reflected on the Balance Sheet and as will be reflected on the Closing Date Balance Sheet represent and will represent sales actually made in the ordinary course of business, are and will be valid obligations of the respective debtors without any claims or defenses and are and will be fully collectible net of reserves shown and described in detail in the Balance Sheet and Closing Date Balance Sheet (which reserves are and will be adequate and calculated in accordance with GAAP consistent with past practices) within one hundred and twenty (120) days of the Closing. Sellers shall pay to Purchaser within thirty
(30) days after the end of such 120 day period the remaining amount of any such uncollected accounts and notes receivable in excess of the aforesaid reserves and the Minimum Limitation (as defined in Section 13.4, in which event the Minimum Limitation shall be fully or partially used, as the case may be), and Purchaser shall simultaneously assign such excess uncollected receivables, without recourse, to Sellers. The first monies received by the Company from a customer shall be applied to the earliest account receivable, except if the customer identifies the payment to a particular later invoice, or if the earlier account receivable is specifically disputed by the customer.

3.33 ISG Business. The ISG Business (as described in Schedule 3.20) was not commenced prior to 1999 and had no assets, liabilities or income prior to 1999.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser hereby represents and warrants to the Sellers as follows:

4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York, and has full corporate power and authority to own its properties and carry on its business as it is now being conducted.

4.2 Restrictions. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or result in the breach of any agreement to which Purchaser is a party, nor will it violate any of the provisions of the Purchaser's Certificate of Incorporation or By-laws.

4.3 No Lawsuits. There is no lawsuit, proceeding or investigation pending or, to the Knowledge of the Purchaser, threatened against the Purchaser which might question the validity or propriety of this Agreement or the consummation of any of the transactions contemplated hereby.

4.4 Execution and Effect of Agreement. The Purchaser has the corporate power and authority to enter into this Agreement and all other documents contemplated hereby and the execution and delivery of this Agreement and such documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the necessary corporate action of the Purchaser. This Agreement and all other agreements pertaining to the transactions described herein have been duly executed and delivered by the Purchaser, and constitute the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.5 No Misrepresentation. This Agreement, together with all exhibits and schedules hereto, and the agreements, certificates and other documents furnished to the Sellers by the Purchaser at the Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no fact known to the Purchaser, which the Purchaser has not disclosed to the Sellers in writing which has, or could have a Material Adverse Effect or could materially affect the ability of the Purchaser to perform its obligations under this Agreement, or any agreement or other document contemplated hereby to which it is a party.

4.6 Purchase for Investment. The Purchaser acknowledges that the Shares are not being registered by the Sellers under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the sale of the Shares to the Purchaser would be exempt from the registration requirements of the Securities Act; that the Sellers' reliance on such exemption is predicated in part on the representations made by the Purchaser in this Section 4.6; that the Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act; that the Purchaser is acquiring the Shares for investment for its own account with no present intention of re-selling all or any portion of the Shares in violation of federal or state securities laws, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control; and that the Shares must be held indefinitely unless any transfer is subsequently registered under the Securities Act and qualified under applicable state securities laws or exemptions from such registration and qualification requirements are available.

4.7 Approvals. Except for termination or expiration of the waiting period under the Hart-Scott-Rodino Act, no approval, consent, waiver, notice to or filing with any governmental entity or any party to any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which the Purchaser is a party or to which any of its properties are subject, is required and has not been obtained or will not have been obtained on or prior to the Closing, for the execution, delivery and performance by the Purchaser of this Agreement and the other agreements and instruments referred to herein to be executed and delivered by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby.

4.8 Bank Loan. Sellers will not be required to subordinate or otherwise make any agreements with Purchaser's banks who are financing this transaction with respect to Sellers' ability to timely receive the Deferred Payments.

                                    ARTICLE V

                           CONFIDENTIALITY; PUBLICITY

5.1 Confidentiality. The parties hereto agree to keep the terms and conditions of this Agreement confidential and not to disclose its existence or content other than to their respective employees, attorneys and accountants on a need to know basis or as otherwise provided in this Section 5.1. Information will not be deemed confidential under this Section 5.1 if it (i) is or becomes available in the public domain on or after the date hereof (other than as a result of a disclosure by any party hereto), (ii) is acquired from a person who is not known to be in breach of an obligation of confidentiality to the Company, or (iii) is disclosed pursuant to a subpoena, civil investigative demand (or similar process), order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory, self-regulatory or legislative body, organization, agency or committee or otherwise in connection with any judicial or administrative proceeding (including, without limitation, in response to oral questions, interrogatories or requests for information or documents). Each party hereto shall instruct its attorneys, accountants, authorized representatives, officer and directors to observe the covenants contained in this Article V.

5.2 Publicity. Except as otherwise required by law, none of the Purchaser, the Sellers or the Company shall issue any press releases, employee communication, industry notice or similar communication, or otherwise make public statements with respect to the transactions contemplated hereby, unless approved in advance by the Purchaser and the Company. Notwithstanding the foregoing, the parties confirm that Purchaser may make such press release and other disclosure as it considers appropriate following satisfaction of the condition set forth in
Section 6.5(a) hereof.


                                   ARTICLE VI

                            COVENANTS OF THE SELLERS

         From and after the date hereof and until the Closing Date, the Sellers hereby covenant and agree that:

6.1 Representations and Warranties. Neither the Company nor the Sellers will take any action which would cause any of the representations and warranties made by each of them in this Agreement not to be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

6.2 Updating Schedules, Access to Documents, Opportunity to Ask Questions. If there shall be any development in the business of the Company or any change in conditions after the date hereof and prior to the Closing Date which would render any of the information contained on any Schedules delivered to the Purchaser pursuant to Article III hereof incorrect or incomplete as of the date of such development or change, the Company shall promptly deliver to the Purchaser an amendment or supplement to such Schedule correcting or updating such information. Upon not less than forty-eight (48) hours' notice to the Company (unless the Company shall otherwise agree), the Company shall give or cause to be given to the Purchaser or its representatives (including parties proposing to provide financing to the Purchaser in connection with this Agreement and their respective counsel, auditors, environmental consultants and other advisers), during normal business hours, full access to all the premises, books, records, contracts and other documents of the Company, as reasonably requested by the Purchaser and its representatives in order to permit the Purchaser and such representatives to make reasonable inspection and examination of the business and affairs of the Company. The Company shall further cause its chief financial officer, counsel and regular certified public accountants of the Company to be available upon reasonable notice to answer questions of the Purchaser's representatives concerning the business and affairs of the Company, and shall further cause them to make available all relevant books, contracts, records and other documents in connection with such inspection and examination. The results of any inspection made pursuant to this Section 6.2 shall be subject to the confidentiality provisions of Article V hereof.

6.3 Maintenance of Insurance. The Company shall maintain in full force and effect through the Closing Date all of its presently existing insurance coverage, or insurance comparable to such existing coverage.

6.4 Conduct of Business. The business of the Company shall be conducted through the Closing Date in the ordinary course, consistent with the present conduct of its business, and the Company will use its commercially reasonable efforts to maintain, preserve and protect the assets and good will of the Company. During such period of time, except upon the prior written consent of the Purchaser, the Company shall not (1) amend its Articles of Organization or By-laws, (2) issue any additional shares of capital stock, or issue, sell or grant any option or right to acquire or otherwise dispose of any of its authorized but unissued capital stock or other corporate securities, (3) except for Permitted Distributions declare or pay any dividends or make any other distribution in cash or property on its capital stock, (4) incur any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business, (5) enter into or amend any employment agreement or become liable for any bonus, profit-sharing or incentive payment to any of its officers or directors, except pursuant to presently existing plans, arrangements or agreements disclosed herein or in a schedule hereto, (6) mortgage, pledge, or otherwise encumber any material part of its assets, tangible or intangible, (7) sell, transfer or acquire any material properties or assets, tangible or intangible, other than in the ordinary course of business, (8) modify, amend or cancel any of its existing material leases or enter into any material contracts, agreements, leases or understandings other than in the ordinary course of business or enter into any loan agreements, (9) make any investments other than in certificates of deposit or short-term commercial paper, (10) repurchase or redeem any shares of its stock, (11) enter into any collective bargaining agreement, (12) merge or consolidate with any corporation, acquire control or acquire any capital stock or other securities of any other corporation or business entity, or take any steps incident to or in furtherance of any such actions whether by entering into an agreement providing therefor or otherwise,
(13) make any alteration in the manner of keeping its books, accounts or records or in the accounting practices therein reflected, or (14) take any other action which would cause any of the representations and warranties made by the Company and the Sellers in this Agreement not to be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date; provided, however, that nothing herein shall prevent the Company from paying the fees of its attorneys and accountants in connection with this transaction.

6.5     Dallas Semiconductor Consent; Other Consents and Conditions Precedent.

     (a) The Company and the Sellers shall use commercially reasonable efforts to obtain either (i) the written consent, in form and substance reasonably satisfactory to the Purchaser (the "Dallas Semiconductor Consent"), of Dallas Semiconductor to the change in majority ownership of the Company as a result of this transaction or (ii) a new contract for the Company in form and substance reasonably satisfactory to the Purchaser, for a term not less than the existing contract and on terms no less favorable to the Company. The Dallas Deposit shall be refunded to the Purchaser if this Agreement is terminated for any reason other than by the Sellers pursuant to Section 14.1(c) hereof. In the event of termination by Sellers pursuant to Section 14.1(c) hereof, the forfeiture of its deposit shall constitute liquidated damages in lieu of any other remedies or recoveries against the Purchaser by the Sellers. Upon the Closing, the Dallas Deposit shall be released from the Dallas Escrow Agreement and paid to Sellers.

     (b) The Company, the Purchaser and the Sellers shall use commercially reasonable efforts to obtain all other required consents to the transactions contemplated hereby and to cause the conditions precedent to the consummation of the transactions contemplated hereby to be satisfied.

6.6 No Other Negotiations. Until this Agreement shall have been terminated pursuant to its terms, neither the Company nor any of its officers, directors or affiliates, nor the Sellers shall, directly or indirectly, solicit, institute, initiate, pursue or respond to any inquiries or enter into any discussions, proposals or stock or similar transaction involving the Company or any of its assets or disclose, directly or indirectly, other than to the Company, or except as required by law, afford to any third party access to the properties, books or records of the Company without the consent of the Purchaser, or otherwise assist any third party preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets of the Company or recommend to its shareholders any of the foregoing.

6.7 Loans Receivable. On or prior to the Closing Date the Sellers shall cause all of the loans set forth in Schedule 6.7 to be repaid, in cash, to the Company, and as of the Closing Date the Company shall have no receivable from any Seller, any other employee of the Company or any spouse or family member of any of the foregoing (exclusive of $25,000 in the aggregate of non-officer loans).


                                   ARTICLE VII

                             COVENANTS OF PURCHASER

         From and after the date hereof and until the Closing Date, the Purchaser hereby covenants and agrees that:

7.1 Representations and Warranties. The Purchaser will not take any action which would cause any of the representations and warranties made by it in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

7.2 Other Consents;  Conditions Precedent. The Purchaser shall use commercially
reasonable   efforts  to  obtain  any  required  consents  to  the  transactions contemplated hereby and to cause the conditions precedent to the consummation of the transactions contemplated hereby to be satisfied.


                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION

         The  obligation  of  the  Purchaser  to  consummate  the   transactions
contemplated hereby on the Closing Date is, at the option of the Purchaser, subject to the satisfaction of the following conditions:

8.1 Representations and Warranties. Each of the representations and warranties of the Sellers contained in Article III hereof shall be true and correct as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, except for changes therein permitted or contemplated hereby.

8.2 Performance of Covenants. The Sellers shall have performed and complied with the covenants and provisions in this Agreement required herein to be performed or complied with by the Sellers, between the date hereof and the Closing Date.

8.3 Litigation. No action or proceeding shall have been instituted or threatened or claim or demand made against the Purchaser, the Sellers or the Company before any court or other governmental body, seeking to restrain or prohibit or to obtain damages with respect to the consummation of the transactions contemplated hereby, or which might affect the business, assets, financial condition or prospects of the Company, which in the reasonable opinion of the Purchaser makes it inadvisable to consummate such transactions.

8.4 Counsel's Opinion. The Purchaser shall have received an opinion of Posternak, Blankstein & Lund, L.L.P. counsel to the Sellers, dated the Closing Date with respect to the matters set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.14 and 3.15 hereof. As to all matters except those set forth in Section 3.1, Posternak, Blankstein & Lund, L.L.P. shall be entitled to rely upon the opinion of Brendan J. Perry & Associates, P.C., as counsel to the Company, which opinion shall also be addressed to and delivered to Purchaser.

8.5 Closing Certificate. The Purchaser shall have received a certificate to the effect set forth in Sections 8.1, 8.2, 8.3, 8.9 and 8.14, dated the Closing Date, signed by the Sellers.

8.6 Specimen Signature. The Purchaser shall have received a specimen signature of each Seller.

8.7 Consents and Government Approvals. Except as set forth in Schedule 8.7 the consents of all persons who are parties to agreements with the Company which are required so that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any such agreement, or constitute a default thereunder, or result in the creation of any lien, claim or encumbrance upon any of the assets of the Company, shall have been obtained, and signed copies thereof satisfactory to the Purchaser shall have been delivered to the Purchaser. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Purchaser and the Company shall have received all other material authorizations, consents and approvals of governments and governmental agencies.

8.8 No Material Adverse Change. There shall not have been any material adverse change in the business, assets, properties or financial condition of the Company since the Balance Sheet Date.

8.9 Dallas Semiconductor. The Dallas Semiconductor Consent shall have been obtained and a signed copy thereof shall have been delivered to Purchaser.

8.10 Organization Documents. The Sellers shall have delivered to the Purchaser as of the Closing Date a Articles of Organization of the Company and corporate [and tax] good standing certificates for the Company for its jurisdiction of incorporation and all other jurisdictions where the Company does business, dated a recent date and certified by the Secretary of State (or comparable government official), and By-laws of the Company, certified as of the Closing Date as true and complete by the Clerk of the Company.

8.11 Employment Agreement. An Employment Agreement between the Company and Joseph F. Oliveri, in the form attached hereto as Exhibit C, shall have been executed and delivered to the Purchaser.


8.12 Holdback Escrow Agreement. The Holdback Escrow Agreement shall have been executed and delivered by the Sellers.

8.13 Loans Receivable. The Company shall have received repayment of all loans described in Section 6.7 hereof.

8.14 Stock Certificates. The Purchaser shall have received certificates for all of the Shares duly endorsed for transfer to Purchaser.

8.15 Assignment of Leases. The Sellers shall either (i) have caused the Company to assign the leases for premises known as Suite 320, 120 Grove Street,
Franklin, Massachusetts and 40 Kenwood Circle, Franklin, Massachusetts (the "Excluded Leases") to such party or parties as Sellers shall determine and the landlords thereof shall have released the Company from any obligation thereunder, or (ii) indemnify the Company from any liability under the Excluded Leases arising from and after the Closing Date and without regard to the Minimum Limitation.

8.16 Joseph F. Oliveri Life Insurance. The keyman life insurance policies on the life of Joseph Oliveri owned by and the beneficiaries of which are the Company having an aggregate death benefit in the amount of $1,500,000 shall be in full force and effect.

8.17 Financial Statements. The Purchaser shall have received the manually signed 1999 Audited Financial

Statements which satisfy the requirements of Section 3.5.

8.18 Certain Consents. After the Dallas Semiconductor Consent has been obtained, Sellers shall use reasonable efforts to obtain the consent of all parties to contracts and leases described in Schedule 8.7, provided, however, that the obtaining of such consents, except in the case of Dallas Semiconductor, shall not be conditions precedent to Purchaser's obligation to close.

8.19 UCC-3 Termination Statements. The Purchaser shall have received UCC-3 Termination Statements for all UCC-1 filings described in Schedule 3.11 with a "Pay-off Letter" from Citizens Bank of Massachusetts (which UCC-3 Termination Statements in the case of Citizens Bank of Massachusetts shall be delivered subject to payment in accordance with such Pay-off Letter).


                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION

         The   obligation  of  the  Sellers  to  consummate   the   transactions
contemplated hereby on the Closing Date is, at the option of the Sellers, subject to the satisfaction of the following conditions:

9.1 Representations and Warranties. Each of the representations and warranties of the Purchaser contained in Article IV hereof shall be true and correct as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, except for changes permitted or contemplated hereby.

9.2 Performance of Covenants. The Purchaser shall have performed and complied with the covenants and provisions in this Agreement required herein to be performed or complied with by the Purchaser between the date hereof and the Closing Date.

9.3 Litigation. No action or proceeding shall have been instituted or threatened or claim or demand made against the Purchaser, the Sellers or the Company before any court or other governmental body, seeking to restrain or prohibit or to obtain damages with respect to the consummation of the transactions contemplated hereby, which in the reasonable opinion of the Company makes it inadvisable to consummate such transactions.

9.4 Counsel's Opinion. The Sellers shall have received an opinion of Morrison Cohen Singer & Weinstein, LLP, counsel for the Purchaser, dated the Closing Date as to the matters set forth in Sections 4.1, 4.2, 4.3 and 4.4 in respect of the Purchaser.

9.5 Closing Certificate. The Sellers shall have received a certificate to the effect set forth in Sections 9.1 and 9.2 above, dated the Closing Date, signed by a duly authorized officer or signatory of the Purchaser.

9.6 Incumbency and Resolutions. The Sellers shall have received a certificate of a duly authorized officer of the Purchaser, dated the Closing Date as to (i) the incumbency and specimen signature of each officer of the Purchaser executing any document to which it is a party or any other document delivered in connection herewith, (ii) setting forth the resolutions of the Board of Directors of the Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and
(iii) certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

9.7 Government Approvals. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Sellers and the Purchaser shall have received all other material authorizations, consents and approvals of governments and governmental agencies.

9.8 Organization Documents. The Purchaser shall have delivered to the Sellers as of the Closing Date a Certificate of Incorporation and a good standing certificate for the Purchaser for the State of New York, dated a recent date and certified by the Secretary of State.

9.9 Holdback Escrow Agreement. The Holdback Escrow Agreement shall have been executed and delivered by the Purchaser and the escrow agent thereunder.


                                    ARTICLE X

                                     CLOSING

10.1 The Closing. Except as hereinafter provided, the closing hereunder (herein called the "Closing") shall take place at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, at 10:00 A.M. on, or if possible prior to the tenth business day after Hart-Scott-Rodino Act approval is obtained, provided that by such date all conditions precedent set forth in Articles VIII and IX have been satisfied, or at such other place and at such other time and date as may be mutually agreed upon in writing by the Purchaser and Sellers. The date of the Closing is referred to in this Agreement as the "Closing Date".

10.2 Satisfactory Documents. All proceedings to be taken and all documents to be executed and delivered by the Company or the Sellers in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Purchaser. All proceedings to be taken and all documents to be executed and delivered by the Purchaser in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company and the Sellers. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

10.3 Deliveries by the Sellers. At the Closing, the Company and the Sellers shall deliver, or shall cause to be delivered, to the Purchaser all certificates, opinions, documents, agreements, schedules, exhibits, financial information and filings referred to in Article VIII hereof.

10.4 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to or cause to be delivered the following:

     (a) To the Sellers, wire transfer of the Initial Consideration less the Initial Holdback, in immediately available funds to the Seller's accounts designated pursuant to Section 1.3.

     (b) To Morrison Cohen Singer & Weinstein, LLP, as escrow agent under the Holdback Escrow Agreement, wire transfer of the Initial Holdback in immediately available funds, to be held and paid as provided in the Holdback Escrow Agreement.

     (c) To the Sellers, all certificates, opinions, documents and agreements referred to in Article IX hereof.


                                   ARTICLE XI

                                   NO BROKERS

         The Sellers represent to Purchaser, and the Purchaser represents to the Sellers, that they respectively have had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement. The Sellers jointly and severally agree to indemnify and hold the Purchaser harmless from and against any and all liability to which the Purchaser may be subjected by reason of any broker's, finder's or similar fee with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by or on behalf of the Company or the Sellers. The Purchaser agrees to indemnify and hold the Sellers harmless from and against any and all liability to which the Sellers may be subjected by reason of any broker's, finder's or similar fee with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by or on behalf of the Purchaser.

                                   ARTICLE XII

               SURVIVAL OF REPRESENTATIONS, WARRANTIES AND CLAIMS

         The parties hereto agree that the representations and warranties contained in this Agreement or in any Schedule hereto or in any certificate delivered by any party hereto at the Closing pursuant to Article X hereof shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto and any other Claim, as defined in Section 13.3, shall terminate twenty-four (24) months after the Closing Date unless a Notice of Claim, as defined in Section 13.3, is given within such twenty-four (24) month period; provided, however, that such twenty-four (24) month period shall not apply and the respective statutes of limitations shall apply to Sections 3.1, 3.3, 3.8, 3.21, 3.25 and 4.4.


                                  ARTICLE XIII

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

13.1  Indemnification  by Sellers.  Subject to the provisions of Article XII and
Section 13.4 hereof, the Sellers, jointly and severally, agree to indemnify and hold harmless the Purchaser, its affiliates and assigns and their respective directors, officers, employees and agents, as provided in this Article XIII, from and against any loss, damage, fine, cost or expense, including counsel fees and disbursements, reasonably incurred in connection with the investigation, defense or settlement of any claim (collectively, a "Loss"), arising out of:

     (a) any and all liabilities of the Company of any kind, nature or description, absolute or contingent, which arise with respect to or relate to any period or periods ending on or prior to the Closing Date, or exist as against the Company prior to or on the Closing Date or thereafter come into being or arise by reason of any state of facts existing, or any action taken or failure to take any required action, on or prior to the Closing Date, including without limitation any and all liabilities of the Company related to the Bull Litigation and any severance or other termination benefits relating to, resulting from or arising in respect of the termination of Paul Klein or any other employee of the Company prior to the Closing Date ("Severance Liability"), except to the extent that the same (A) were fully provided for (and accrued and applied as a current liability) in the Balance Sheet, or (B) were disclosed in this Agreement or in any Schedule hereto or any document referred to in such a Schedule; provided, however, that the exceptions contained in clauses (A) and
(B) shall not apply to the Bull Litigation or to any Severance Liability;

     (b) any breach of warranty or misrepresentation by any of the Sellers under
Article III of this Agreement, or any misrepresentation in or omission from any certificate or other instrument delivered to the Purchaser by the Company or the Sellers pursuant to this Agreement or nonfulfillment of any covenant or agreement on the part of the Company or the Sellers under the terms of this Agreement; and

     (c)  all  actions,  suits,  proceedings,   claims,  demands,   assessments,
penalties and judgments incident to the foregoing.

13.2 Indemnification by Purchaser.  Subject to the provisions of Article XII and
Section 13.4 hereof, the Purchaser agrees to indemnify and hold harmless the Company and the Sellers, their respective affiliates, assigns, directors, officers, employees and agents, as provided in this Article XIII, from and against any Loss arising out of:

          (a) any and all liabilities of the Company of any kind, nature or description, absolute or contingent, which arise with respect to or relate to any period or periods commencing following the Closing Date;

          (b) any breach of warranty or misrepresentation by the Purchaser under
     Article IV of this Agreement or any misrepresentation in or omission from any certificate or other instrument delivered to the Company or the Sellers by the Purchaser pursuant to this Agreement or nonfulfillment of any covenant or agreement on the part of the Purchaser under the terms of this Agreement; and

          (c) all actions, suits, proceedings, claims, demands, assessments, penalties and judgments incident to the foregoing.

13.3     Indemnification.

     (a) A party seeking indemnification under Section 13.1 or 13.2 (the "Indemnitee") shall give the party from which indemnification is being claimed (the "Indemnitor") in connection with any such claim for indemnification (the "Claim") written notice of the Claim (the "Notice of Claim"), which shall contain the following information to the extent it is reasonably available to the Indemnitee:

          (i) The Indemnitee's good faith estimate of the reasonably foreseeable maximum amount of the Claim.

          (ii)  A  brief   description   in  reasonable   detail  of  the  facts
     circumstances or events giving rise to the Claim based on the Indemnitee's knowledge or good faith belief thereof.

     (b) The Indemnitee shall provide written notice of any third party claim which could result in a Notice of Claim promptly after the Indemnitee becomes aware of such third party claim, as provided in and subject to the provisions of
Section 13.5.

     (c) Any Notice of Claim received will be resolved as follows:

          (i) In the event that the Indemnitor does not contest a Notice of Claim in writing to the Indemnitee within thirty (30) calendar days after such Notice of Claim is received by the Indemnitor, such Claim shall be paid in accordance with the provisions of Section 13.6.

          (ii) In the event that the Indemnitor gives written notice to the Indemnitee contesting all or a portion of a Notice of Claim (a "Contested Claim") within the thirty (30) day period provided above, the contested portion of such Notice of Claim shall be paid upon final resolution thereof. Any portion of the Notice of Claim which is not contested shall be paid as set forth in Section 13.6. The final resolution of any Contested Claim will constitute a conclusive determination of the Claim binding upon the Indemnitor and the Indemnitee and shall not be contested by either of them.

13.4 Limitations. With respect to the indemnification provisions set forth in Sections 13.1 and 13.2, (i) such provisions shall be effective only after the aggregate amount of Loss for which the party entitled to indemnification hereunder exceeds $150,000 (the "Minimum Limitation"), and in such event, such indemnification provisions shall apply to all Losses and not only to Losses in excess of such Minimum Limitation, provided, however, that the Minimum Limitation shall not apply to any Loss in respect of the Bull Litigation or any Severance Liability, (ii) the aggregate liability of the Purchaser, on the one hand, and Sellers, on the other hand, for all Claims for indemnification under this Article XIII or otherwise under any other provision of this Agreement, whether based in contract or tort, shall not exceed $8,000,000 for Claims made during the first 12 months following the Closing, or if less than $5,000,000 of Claims are made during the first 12 months following the Closing Date (the "First Year Claims") the maximum liability for Claims made during the second 12 months following the Closing Date shall be $5,000,000 less the amount of the First Year Claims (the "Maximum Limitation"), and (iii) the liability of any Seller for indemnification under this Article XIII shall not exceed the aggregate amount of the portion of the Purchase Price received or receivable by such Seller under this Agreement. With respect to liability for the representations and warranties made in Section 3.1, each Seller shall only be liable for the representations and warranties in Section 3.1 made by such Seller with respect to himself and neither Seller shall have any liability relating to the representations and warranties made in Section 3.1 by the other Seller. No claim for indemnification shall be made to the extent of any insurance proceeds received by the party seeking indemnification (net of self-insured retention or deductible amounts). If the party seeking indemnification receives any such insurance proceeds after a claim shall have been paid, the party seeking indemnification shall promptly return such payment to the extent of such insurance proceeds received. In no event will Brendan J. Perry have any liability to the Company or the Purchaser in connection with the Employment Agreement referenced in Section 8.11 hereto.

13.5 Legal Proceedings. In the event that any legal proceedings shall be instituted or that any claim or demand shall be asserted by any person in respect of which payment may be sought by an Indemnitee, regardless of the Minimum Limitation, the Indemnitee shall promptly cause written notice of the assertion of any claim of which it has Knowledge which is covered by this indemnity to be forwarded to the Indemnitor (provided that the Indemnitor shall remain liable for indemnification hereunder except to the extent a failure to give notice prejudices Indemnitor's rights with regard to such liability hereunder but in any event subject to the time limitation set forth in Article XII hereof), and the Indemnitor shall have the right, at its option and at its own expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnitee, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability, damage or deficiency indemnified against hereunder; provided, however, that no settlement shall be made without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld (in view of, among other things, the Indemnitee's desire to maintain business relationships); and provided, further, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense. To the extent the Indemnitor elects not to defend such proceeding, claim or demand and the Indemnitee defends against, settles or otherwise deals with any such proceeding, claim or demand, which settlement may be made without the consent of the Indemnitor, the Indemnitee will act reasonably and in accordance with its good faith business judgment and the Indemnitor shall reimburse the Indemnitee for reasonable fees and expenses relating thereto (subject to the Minimum and Maximum Limitations). The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

13.6 Payment. After any final judgment or award shall have been rendered by a court of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnitor and the Indemnitee shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by the Indemnitor hereunder, the Indemnitee shall forward to the Indemnitor notice of any sums due and owing by it pursuant to this Agreement with respect to such matter and the Indemnitor shall be required to pay all of the sums so owing to the Indemnitee by wire transfer or by check payable in immediately available funds to the order of the Indemnitee within thirty (30) days after the date of such notice. If Sellers fail to make any payment required to be made hereunder, then without limiting Purchaser's other rights, the amount of such payment shall be released to the Purchaser from the General Holdback or, without duplication, shall reduce the amount of any Deferred Payment. Any payment made under this Article XIII or for any Claim under this Agreement, including under Section 1.4, shall be treated by the parties hereto as a Purchase Price adjustment and the parties agree to report such payments consistent therewith for financial reporting and for income tax purposes.

13.7 Nonexclusivity and Survival. The covenants and obligations contained in this Section 13 are in addition to, and not in lieu of, any covenants and obligations which each party hereto may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and obligations, and their enforceability will survive any investigation made with respect to the breach thereof by any party at any time.

                                   ARTICLE XIV

                                   TERMINATION

14.1 Termination by Consent or Upon Notice. This Agreement may be terminated at any time prior to the Closing Date:

     (a) by the mutual consent of the Sellers and the Purchaser;

     (b) subject to the provisions of Section 14.2 hereof, by the Purchaser, by written notice to the Sellers, if (i) the Company and the Sellers shall have failed to obtain the Dallas Semiconductor Consent within ten (10) days after the date hereof, or (ii) there has been a material violation or breach of any of the Sellers' representations, warranties, covenants, or agreements or if there has been a material failure of satisfaction of any of the Purchaser's conditions precedent set forth in Article VIII hereof;

     (c) subject to the provisions of Section 14.2 hereof, by the Sellers, by written notice to the Purchaser, if there has been a material violation or breach of any of the Purchaser's representations, warranties, covenants, or agreements or if there has been a material failure of satisfaction of any of the Sellers' conditions precedent set forth in Article IX hereof;

     (d) by either party if the Closing has not occurred on or before June 30, 2000; and

     (e) by Purchaser, without recourse to Sellers, if the 1999 Audited Financial Statements are not delivered by May 12, 2000 or if the 1999 Audited Financial Statements are not accompanied by an unqualified report (except for a "going concern" qualification) of the auditors thereon or in Purchaser's reasonable judgment any item included therein, or such 1999 Financial Statements as a whole, reflect any material differences from the drafts thereof furnished to Purchaser.

14.2 Obligations and Liabilities Upon Termination. Upon termination of this Agreement pursuant to the provisions of Section 14.1 above, the covenants, agreements, representations and warranties of the parties (except for the obligations of the parties pursuant to Articles V and XI made in this Agreement) shall terminate, and parties shall have no continuing obligations or liabilities with respect thereto; provided, however, that if either party terminates this Agreement on account of a breach of representation, warranty, covenant or agreement of the other party, each party hereto shall remain liable for the breach of such representation, warranty, covenant or agreement, except as otherwise provided in Section 6.5(a).

                                   ARTICLE XV

                              SPECIFIC PERFORMANCE

         The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under the Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.


                                   ARTICLE XVI

                    FURTHER ASSURANCES; LICENSE; TAX MATTERS

16.1 Further Assurances. The parties hereto each agree to execute such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

16.2 License. Effective as of the Closing, the Sellers covenant and agree that they shall cause to be granted to the Purchaser the license or licenses, in the form attached hereto as Exhibit D.

16.3    Tax Matters.

     (a) Tax Returns for Tax Periods Ending on or Before the Closing Date. The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Sellers shall permit the Purchaser to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Sellers shall pay the Taxes of the Company with respect to such periods and shall indemnify the Purchaser and the Company against any cost, loss, liability or expense arising out of any failure to pay any such Taxes.

     (b) Tax Returns for Tax Periods Beginning Before and Ending After the Closing Date. The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin on or before the Closing Date and end after the Closing Date. The Purchaser shall provide a copy of each such Tax Return to the Sellers within five (5) days after the date the Purchaser transmits such Tax Return for filing. The Sellers shall pay to the Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected as a reserve on the Closing Date Balance Sheet. The Purchaser shall pay to the Sellers within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent the reserve for such Taxes as reflected on the Closing Date Balance Sheet exceeds the amount of such Taxes. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

     (c) Cooperation on Tax Matters.

          (i) The Purchaser and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's reasonable request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

          (ii) The Purchaser and the Sellers further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (iii) The Purchaser and the Sellers further agree, upon request,to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

          (d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

                                  ARTICLE XVII

                                 NON-COMPETITION

17.1 Non-Competition. Each Seller covenants and agrees that during the five (5) years following the Closing Date (the "Restriction Period") such Seller shall not, individually or jointly with others, directly or indirectly, own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged or otherwise involved in any business which is the same as or similar to the business of the Company or Purchaser as presently conducted, whether through ownership, leasing or other operations, within the United States and Canada; provided, however, nothing contained herein shall be deemed to prohibit (i) either Seller from holding securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and such Seller's holdings therein represent less than 5% of the total number of shares or principal amount of the securities of such issuer outstanding or (ii) Joseph F. Oliveri from engaging in any activities involving the design, development, production and distribution of software.

17.2 Nondisclosure of Confidential Material. In the course of operation of the business of the Company, each Seller has received, and may continue to receive information that gives the Company an advantage over its competitors, and which is confidential and proprietary, relating to names and preferences of customers, the costs and profits of particular lines, products and markets, technological data, computer programs, know-how, potential acquisitions, sources of financing, corporate operating and financing strategies, expansion plans and similar related information (together, the "Confidential Material"). At no time shall Seller individually or jointly with others, publish, disclose, use, or authorize anyone else to publish, disclose or use any Confidential Material. Seller acknowledges that any disclosure of the Confidential Material would cause material and irreparable harm to the Company and Purchaser. Confidential Material does not include information which (i) becomes generally available to the public other than as a result of a disclosure by Seller or Seller's affiliates, or (ii) becomes available to Seller on a non-confidential basis from a source who has the right to provide such information.

17.3 Non-Solicitation; Non-Compete. At no time prior to the end of the Restrictive Period shall Seller, for Seller or on behalf of any other person, firm, corporation or other entity, directly or indirectly, through an agent or otherwise, (i) contact any present employee, or person who was an employee within the year prior to such contact, of the Purchaser or the Company for the purpose of hiring, diverting or otherwise soliciting such employee; or (ii) contact any present or former customer, client or business partner of the Purchaser or the Company for the purpose of soliciting, diverting or taking away any customer, client or business partner from Purchaser or the Company.

17.4 Injunctive Relief. Each Seller acknowledges and agrees that Purchaser and the Company would be irreparably harmed by such Seller's violation of this
Section 17 and that Purchaser's and the Company's remedy at law for any breach of any of such Seller's obligations under this Section 17 would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in a proceeding which may be brought to enforce any provision of this
Section 17 without the necessity of proof of actual damage.

17.5 Reasonable Restrictions. Each Seller has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Purchaser and the Company under this Section 17, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Purchaser and the Company, do not stifle the inherent skill and experience of such Seller, would not operate as a bar to such Seller's sole means of support, are fully required to protect the legitimate interests of Purchaser and the Company and do not confer a benefit upon Purchaser and the Company disproportionate to the detriment to such Seller, taking into account the amount payable directly or indirectly to such Seller pursuant to this Agreement and the transactions described herein. If, however, the provisions of this Section 17 are found by a court of competent jurisdiction to contain unreasonable or unnecessary limitations as to time, geographic area or scope of activity, then such court is hereby directed to reform such provisions to the minimum extent necessary to cause the limitations contained therein as to time, geographical area and scope activity to be reasonable and enforceable.


                                  ARTICLE XVIII

                                  MISCELLANEOUS

18.1 Notices. Any notices or other communications required or permitted hereunder, shall be sufficiently given if in writing and (a) personally delivered (including delivery by messenger), (b) sent by facsimile provided that "answer-back" confirmation is received by the sender, or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

                  (a)      if to the Purchaser,
                           addressed to it at:                Jaco Electronics, Inc.
                                                              P.O. Box 18055
                                                              145 Oser Avenue
                                                              Hauppauge, New York  11788
                                                              Telecopier No.: (516) 273-3621
                                                              Attention: President




                                       40



                           with a copy to:                    Morrison Cohen Singer & Weinstein, LLP
                                                              750 Lexington Avenue
                                                              New York, New York  10022
                                                              Telecopier No.: (212) 735-8708
                                                              Attention: Stephen I. Budow, Esq.

                           if to Sellers,
                           addressed to
                           Brendan J. Perry at:               Brendan J. Perry & Associates, P.C.
                                                              95 Elm Street
                                                              P.O. Box 6938
                                                              Holliston, MA  01746
                                                              Telecopier No.:  (508) 429-1405

                           and addressed to
                           Joseph F. Oliveri at:              13 Steel Road
                                                              Hopedale, MA  01747
                                                              Telecopier No.: (508) 473-9956

                           with a copy to:                    Posternak, Blankstein & Lund, L.L.P.
                                                              100 Charles River Plaza
                                                              Boston, MA  02114
                                                              Telecopier No.:  (617) 367-2315
                                                              Attention:  Noel G. Posternak, P.C.

18.2 Entire Agreement. This Agreement, including the Schedules, Exhibits, certificates and instruments delivered pursuant hereto, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

18.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement and all rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other party hereto, provided, further, that following the Closing
Purchaser may assign its rights and delegate its duties and obligations hereunder to any wholly-owned subsidiary to which it transfers the outstanding shares of the Company if, in conjunction therewith, Purchaser guarantees performance by such subsidiary of all such duties and obligations.

18.4 Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. 1.1

18.5 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the principles, provisions or policies thereof relating to conflict of laws.

18.6 Jurisdiction. (a) ANY CONTROVERSY OR CLAIM ARISING OUT OF THIS CONTRACT, OR THE BREACH THEREOF, SHALL BE INITIALLY SUBMITTED TO NON-BINDING ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS APPLICABLE RULES OR SUCH OTHER ARBITRATORS WHO ARE EXPERIENCED IN ALTERNATIVE DISPUTE RESOLUTION AS THE PARTIES MAY AGREE UPON, PROVIDED THAT JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY NOT BE ENTERED IN ANY COURT. ANY SUCH ARBITRATION SHALL BE BROUGHT IN NEW YORK, NEW YORK IF BROUGHT BY SELLERS, OR IN BOSTON, MASSACHUSETTS IF BROUGHT BY PURCHASER. IF THE PARTIES TO SUCH ARBITRATION DO NOT AGREE UPON A RESOLUTION THEREOF IN THE COURSE OF OR UPON CONCLUSION OF SUCH ARBITRATION THEN SUCH CONTROVERSY OR CLAIM MAY BE ADJUDICATED AS PROVIDED IN SECTION 18.6(b).

                  (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY (EXCLUDING NON-BINDING ARBITRATION PURSUANT TO SECTION 18.6(a))MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 18.1, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

18.7 Expenses; Transfer Taxes. Whether or not the transactions contemplated hereby are consummated, the parties hereto shall pay their own respective expenses. Except as provided in Section 6.4, the fees and expenses hereunder of the Company's and the Sellers' accountants and attorneys relating to this transaction shall be paid by the Sellers; those of the Purchaser's accountants and attorneys shall be paid by the Purchaser. All transfer taxes and other taxes payable as a result of the transactions contemplated hereby shall be paid by the Sellers from the Initial Consideration. All filing fees under the Hart-Scott-Rodino Act shall be paid 50% by the Purchaser and 50% by the Sellers, regardless of whether or not the transactions contemplated hereby are consummated.

18.8 Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

18.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

18.10 Books and Records. Purchaser shall retain after the Closing Date all books and records pertaining to the business of the Company prior to the Closing for at least 3 years. After the Closing, the Sellers shall be entitled to all reasonable times to have access to and to make copies of all such books and records to the extent necessary in connection with the preparation and filing or any audit of the Company's or the Sellers' tax returns. In the event Purchaser desires to destroy within three years after Closing any of such books and records that may be required in connection with the preparation or audit of the tax returns of the Company or the Sellers, Purchaser shall first give the Sellers 90 days written notice and the Sellers shall within 90 days of such notice have the right to remove and retain said books and records, and any books and records not so removed by the Sellers may thereafter be destroyed by Purchaser.

18.11 Exhibits and Schedules. Each Exhibit and Schedule referred to herein is incorporated into this Agreement. Any fact or item in any portion of the Company's Schedules or Exhibits shall be deemed to be disclosed with respect to any other relevant Schedule, or Exhibit, whether or not an explicit cross-reference appears.


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     IN WITNESS  WHEREOF,  the parties hereto have duly executed this Agreement, as of the day and year first above written.

                                                 PURCHASER:

                                                 JACO ELECTRONICS, INC.


                                                  By: /s/ Joel H. Girsky
                                                  Name: Joel H. Girsky
                                                  Title: President


                                                  SELLERS:


                                                  By: /s/ Brendan J. Perry
                                                  BRENDAN J. PERRY


                                                  By: /s/ Joseph F. Oliveri
                                                  JOSEPH F. OLIVERI








                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]






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